UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

November 24, 2009

Date of Report (Date of earliest event reported)

SPRING CREEK CAPITAL CORP.

(Exact name of registrant as specified in its charter)

NEVADA	814-00783	98-0496750
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

120 Wall Street, 24th Floor New York, NY	10005
(Address of principal executive offices)	(Zip Code)

646-896-3050
Registrant's telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

____ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

____ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

____ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

____ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Section 8 - Other Events Item 8.01 Other Events
On November 20, 2009, Stem Holdings, Inc., a portfolio investment of Spring Creek Capital Corp.,   retained New Castle Financial Services, LLC (“New Castle”) on an exclusive basis to provide general financial advisory and investment banking services to Stem Holdings.  Either New Castle or Stem Holdings may terminate that agreement on fifteen (15) days prior written notice to the other party after July 31, 2010.  Stem Holdings, Inc d/b/aAllStem, Inc. is a Nevada Corporation with offices in Florida. Allstem’s business plan is to provide cellular based life saving or life enhancing options to all individuals seeking assurances that they will be able to take advantage of current and future medical advancements in the field of stem cell sciences.

Spring Creek Capital Corp. is a closed-end investment company that has elected to be treated as a business development company (BDC) under the Investment Company Act of 1940.  Spring Creek intends to invest principally in equity securities, including convertible preferred securities and debt securities of private U.S. based micro-cap companies.  Spring Creek plans to provide its portfolio companies with management expertise as well as capital.  Its investment objective is to maximize the portfolio’s capital appreciation while generating current income from the portfolio investments.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPRING CREEK CAPITAL CORP.
Date: November 24, 2009
	By:	/s/ Kelly T. Hickel
Kelly T. Hickel
Chief Executive Officer